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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2005

Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        Purchase Agreement.    On May 24, 2005, Plains All American Pipeline, L.P. (the "Partnership") and PAA Finance Corp. ("PAA Finance" and together with the Partnership, the "Issuers"), entered into a Purchase Agreement (the "Purchase Agreement") with J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, acting on behalf of itself and as the representatives of Citigroup Global Markets Inc., UBS Securities LLC, Banc of America Securities LLC, Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc, Fortis Securities LLC, Daiwa Securities America Inc., SG Americas Securities, LLC and RBC Capital Markets Corporation (collectively, the "Initial Purchasers"), to sell $150 million aggregate principal amount of 5.25% Senior Notes due 2015 (the "Notes") in accordance with a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes were issued at 99.518% of the face amount and pursuant to the Purchase Agreement the Issuers agreed to sell the Notes to the Initial Purchasers at a purchase price of 98.868% of the principal amount thereof. The material terms of the Notes are described below in Item 2.03.

        First Supplemental Indenture.    On May 27, 2005, the Issuers and the Initial Purchasers entered into a Fifth Supplemental Indenture, dated as of May 27, 2005 (the "Supplemental Indenture"), to the Indenture, dated as of September 25, 2002 (the "Original Indenture," together with the Supplemental Indenture, the "Indenture"), with Wachovia Bank, National Association, as Trustee. The material terms of the Notes issued under the Supplemental Indenture are described below in Item 2.03.

        Registration Rights Agreement.    On May 27, 2005, the Issuers entered into a Registration Rights Agreement with the Initial Purchasers providing the holders of the Notes certain rights relating to registration of the Notes under the Securities Act. The material terms of the exchange offer are described below in Item 2.03.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth in Item 1.01 is incorporated herein by reference.

        On May 27,2005 the Issuers offered and sold to the Initial Purchasers $150 million aggregate principal amount of 5.25% Notes due 2015.

        The Notes will be general senior unsecured obligations of the Issuers and will rank equally with the existing and future senior unsecured indebtedness of the Issuers. Initially, all payments with respect to the Notes (including principal and interest) will be fully and unconditionally guaranteed, jointly and severally, by substantially all of the Issuer's existing subsidiaries. In the future, the subsidiaries that guarantee other indebtedness of the Issuer or another subsidiary must also guarantee the Notes. The guarantees are also subject to release in certain circumstances. The guarantees are general unsecured obligations of the subsidiary guarantors and rank equally with the existing and future senior unsecured indebtedness of the subsidiary guarantors.

        Interest on the Notes will accrue from May 27, 2005 and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2005. Interest will be payable to the holders of record at the close of business on the June 1 and December 1 preceding such interest payment dates. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Issuers may redeem the Notes, in whole or in part, at any time and from time to time at a price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 25 basis points, together with accrued interest to the date of redemption.

        The Indenture contains covenants that limit the Issuers and their subsidiaries from creating liens on its or their principal properties to secure debt and from engaging in certain sale-leaseback transactions. The indenture also limits the Issuers' ability to engage in certain mergers, consolidations and sales of properties or assets.

        Upon a continuing event of default, the trustee or the holders of 25% principal amount of the then-outstanding Notes may declare all the Notes immediately due and payable, except that a default resulting from the Issuers' entry into a bankruptcy, insolvency or reorganization will automatically cause all outstanding Notes to become due and payable. Each of the following shall constitute an event of default under the Indenture with respect to the Notes:

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  default in payment when due of the principal of or any premium on any note at maturity, upon redemption or otherwise;

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  default for 60 days in the payment when due of interest on any note;

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  failure by the Issuers or, so long as the Notes are guaranteed by a subsidiary guarantor, by such subsidiary guarantor, for 30 days after receipt of notice from the trustee or the holders to comply with any other term, covenant or warranty in the Indenture or the Notes (provided that notice need not be given, and an Event of Default will occur, 30 days after any breach of the covenants described in the Indenture);

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  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any debt for money borrowed of the Issuers or any of the subsidiaries of Plains All American Pipeline (or the payment of which is guaranteed by Plains All American Pipeline or any of its subsidiaries), whether such debt or guarantee now exists or is created after the Issue Date, if (a) that default (x) is caused by a failure to pay principal of or premium, if any, or interest on such debt prior to the expiration of any grace period provided in such debt (a "Payment Default"), or (y) results in the acceleration of the maturity of such debt to a date prior to its originally stated maturity, and, (b) in each case described in clause (x) or (y) above, the principal amount of any such debt, together with the principal amount of any other such debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such debt is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

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  specified events in bankruptcy, insolvency or reorganization of the Issuers or, so long as the Notes are guaranteed by a subsidiary guarantor, by such subsidiary guarantor;

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  so long as the Notes are guaranteed by a subsidiary guarantor:

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  the guarantee by such subsidiary guarantor ceases to be in full force and effect, except as otherwise provided in the Indenture;

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  the guarantee by such subsidiary guarantor is declared null and void in a judicial proceeding; or

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  such subsidiary guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

        The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

        The terms of the Exchange and Registration Rights Agreement described in Item 1.01 above requires the Issuers to register under the Securities Act exchange notes (and related guarantees) having substantially identical terms as the Notes (and related guarantees), and to complete offers to exchange such exchange notes for the Notes. If an exchange offer cannot be effected, the Issuers have agreed to file and keep effective a shelf registration statement for resale of the Notes. Failure of the Issuers to comply with the registration and exchange requirements set forth in the Exchange and Registration Rights Agreement will require the Issuers to pay additional interest semi-annually, over and above the state interest rate, on the Notes in an amount not to exceed a rate of 0.50% per year.

Item 9.01. Financial Statements and Exhibits

(c)
Exhibits.
Exhibit 4.1
Fifth Supplemental Indenture, dated as of May 27, 2005, to Indenture, dated as of September 25, 2002, among Plains All American Pipeline, L.P. and PAA Finance Corp. and Wachovia Bank, National Association, as trustee.
Exhibit 10.1
Registration Rights Agreement, dated May 27, 2005, among Plains All American Pipeline, L.P., PAA Finance Corp. Plains Marketing, L.P., Plains Pipeline, L.P., Plains Marketing GP Inc., Plains Marketing Canada LLC, PMC (Nova Scotia) Company, Plains Marketing Canada, L.P., Basin Holdings GP LLC, Basin Pipeline Holdings, L.P., Rancho Holdings GP LLC, Rancho Pipeline Holdings, L.P., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., UBS Securities LLC, Banc of America Securities LLC, Scotia Capital (USA) Inc., SunTrust Capital Markets, Inc,. Fortis Securities LLC, Daiwa Securities America Inc., SG Americas Securities, LLC and RBC Capital Markets Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
	By:	Plains AAP, L.P., its general partner
By: Plains All American GP LLC, its general partner
	By:	/s/ TIM MOORE Name: Tim Moore Title: Vice President
May 31, 2005

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SIGNATURES